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                                                                 EXHIBIT 10 (ee)

                           MARLTON TECHNOLOGIES, INC.
                             STOCK OPTION AGREEMENT

          THIS STOCK OPTION (the "Option") is granted as of the 23rd day of October, 2002, by MARLTON TECHNOLOGIES, INC., a Pennsylvania corporation (the "Company") to Washburn Oberwager (the "Optionee").

W I T N E S S E T H :
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1. Grant. The Company hereby grants to the Optionee Stock Options (the
"Options") to purchase on the terms and conditions set forth herein and in the Company's 2001 Equity Incentive Plan (the "Plan"), an aggregate of One Hundred Thousand, (100,000) shares (appropriately adjusted for any subsequent stock splits, stock combinations or similar capital restructuring) of the Company's Common Stock, no par value per share (the "Option Shares"), at a purchase price per share of Fifty Cents ($.50) (the "Option Price").

2. Term. This Option Agreement and Optionee's right to exercise Options vested in accordance with Paragraph 3 shall terminate on the earlier of (i) October 22, 2007, or (ii) upon termination of Optionee's services as a director of the Company, provided that Optionee (or in the event of termination due to Optionee's death or disability, Optionee's spouse or estate) may exercise this Option Agreement for a period of six months following the date of termination as to Options fully vested on or before the date of termination.

3. Vesting. The Options will vest as follows: (i) 50% will vest as of the date of this Agreement, and (ii) 25% will vest on each of the next two Annual Meetings of Shareholders of the Company at which Optionee is elected as a director of the Company. Notwithstanding the foregoing, all unvested options shall immediately vest upon a Change in Control (as defined in the Plan).

4. Method of Exercise and Payment. Vested Options may be exercised from time to time, in whole or in part. When exercisable under Paragraph 3, the Option may be exercised by written notice to the Company specifying the total number of Option Shares to be exercised. The notice shall be accompanied by payment in cash or by check equal to the aggregate Option Price of all Option Shares covered by such notice.

5. Notices. Any notice to be given to the Company shall be addressed to the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the records of the Company or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.

6. General. This Option shall not be assignable by Optionee. This Option Agreement shall not be subject to the provisions and restrictions of Section 421, 422A(b) et. seq. of the Internal Revenue Code of 1986, as it may be amended from time to time. This Option Agreement is issued under and is subject to the terms and conditions of the Plan, as it may be amended from time to time. Stock certificates representing the Option Shares acquired shall bear any legends required by applicable state and federal securities laws. Company stock issuances are currently unregistered, requiring a one year holding period prior to sale of such stock.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written

MARLTON TECHNOLOGIES, INC.
Attest:

/s/ Alan I. Goldberg                       By: /s/ Jeffrey K. Harrow
-----------------------------                  ---------------------------------
Alan I. Goldberg, Secretary                    Jeffrey K. Harrow, Chairman


Witness:                                   Optionee: /s/ Washburn Oberwager
         ---------------------                       ---------------------------
                                                     Washburn Oberwager



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